SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

                                  -------------

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): August 21, 1998


                        RECKSON SERVICE INDUSTRIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)




                                    Delaware
                            (STATE OF INCORPORATION)

          1-14183                                           11-3383642
  (COMMISSION FILE NUMBER)                          (IRS EMPLOYER ID. NUMBER)


     225 Broadhollow Road                                      11747
      Melville, New York                                    (ZIP CODE)
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                 (516) 719-7400
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)





ITEM 2.           ACQUISITION OR DISPOSITION OF ASSETS

     On August 21, 1998, a wholly-owned subsidiary of Reckson Strategic Venture Partners, LLC ("RSVP"), a real estate venture capital company for which Reckson Service Industries, Inc. ("RSI"), through a subsidiary, acts as a managing member, became a managing member of Assisted Living Investments LLC ("ALI"). ALI is a joint venture between the Hammes Company ("Hammes"), a national developer involved in the development of health care facilities and other real estate, and SunBridge Living Residences ("SunBridge"), the assisted living subsidiary of Sun Healthcare Group, Inc. ("Sun Healthcare"), which was formed in June 1996 to develop and own high-quality assisted living residences throughout the United States. ALI will seek to acquire, construct, develop and net lease assisted living facilities throughout the U.S., of which twenty facilities and/or sites are presently under development or active review.

     The RSVP subsidiary purchased a 45% membership interest in ALI from an existing member for a purchase price of $3.25 million (the "Acquisition Price"). In addition, RSVP has agreed to contribute 80% of the equity of ALI, up to a maximum $16.0 million for a total maximum commitment of $19.25 million. RSVP has a priority on distributions from ALI. RSVP funded $7.5 million of its $19.25 commitment upon the closing of the transaction. RSVP funded 50% of its capital contribution through draws under RSVP's preferred equity facility. The remaining 50% balance of RSVP's capital contribution was funded through draws under RSI's credit facility in respect of RSVP with Reckson Operating Partnership, L.P.

     RSVP and Hammes will be the managing members of ALI. ALI will operate under the oversight of a management committee (the "Management Committee"). The Management Committee will consist of five members: two RSVP designees, two Hammes designees and one SunBridge designee; and, subject to the RSVP rights described below, will have sole authority with respect to all major decisions, including entering into a lease with any party other than SunBridge and adopting a development and/or investment plan for each facility or any material modification to such plan. RSVP has affirmative rights and veto rights with respect to many major decisions that are binding on the Management Committee.

     Hammes or an affiliate will be the exclusive developer of all ALI facilities for which it will receive site acquisition and development fees. ALI and SunBridge will enter into lease options which will entitle SunBridge to enter into triple-net leases for the facilities developed by ALI, based on groupings by ALI of up to five facilities per lease option package. Prior to exercise of any option by SunBridge, ALI facilities will be managed by SunBridge in return for which SunBridge will receive a management fee calculated as a percentage of the gross revenues generated by the facility.

     Facilities   developed   by  ALI  will  be  financed   through   mortgage
indebtedness provided by third parties, subordinated secured indebtedness provided by Sun Healthcare and equity from ALI.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (A) AND (B) FINANCIAL STATEMENTS AND PRO FORMA FINANCIAL INFORMATION

         Financial statements and pro forma financial information relating to the acquisition described in Item 2 have not been included in this report and will be filed prior to November 9, 1998.

         (C)    EXHIBITS

         10.1 Amended and Restated Operating Agreement of Assisted Living Investments LLC







                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   RECKSON SERVICE INDUSTRIES, INC.


                                   /s/ Michael Maturo
                                   --------------------------------
                                   Michael Maturo
                                   Executive Vice President, Chief Financial
                                   Officer and Treasurer


Date:  September 8, 1998